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                                              THE BROOKLYN UNION GAS COMPANY AND SUBSIDIARIES
                                                CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                               (Unaudited)


                                            Three Months                   Six Months                     Twelve Months
                                           Ended March 31,               Ended March 31,                Ended March 31,
                                      _________________________     __________________________     __________________________
                                         1994          1993            1994           1993            1994           1993
                                      ___________   ___________     ___________    ___________     ___________    ___________

                                                                 (Thousands of Dollars)

    Operating Revenues
       Utility sales                 $   533,830   $   472,618   $     888,678   $    808,533       1,225,461   $  1,125,773
       Gas production and other           15,140        15,603          31,770         28,117          63,841         47,869
                                      ___________   ___________     ___________    ___________     ___________    ___________
                                         548,970       488,221         920,448        836,650       1,289,302      1,173,642
    Operating Expenses
       Cost of gas                       246,682       206,606         392,306        344,794         514,084        461,302
       Operation and maintenance         109,140        93,560         203,609        178,039         389,352        347,439
       Depreciation and depletion         17,648        16,118          34,952         31,274          68,469         58,991
       General taxes                      55,607        52,142          94,956         91,188         148,594        143,536
       Federal income tax                 36,332        36,213          57,939         57,215          43,157         41,168
                                      ___________   ___________     ___________    ___________     ___________    ___________
    Operating Income                      83,561        83,582         136,686        134,140         125,646        121,206
    Other Income
       Gain on sale of investment in
        Canadian gas company               -             -               -              -              20,462          -
       Write-off of investment in
        propane company                    -             -               -              -             (17,617)         -
       Income (Loss) from energy
        services investments               1,018           711           2,627          2,316           1,472           (338)
       Other income (loss), net            1,315          (749)          1,117           (834)         (1,167)           451
       Federal income tax benefit             66           564             158            432             409          1,441
                                      ___________   ___________     ___________    ___________     ___________    ___________
    Income Before Interest Charges        85,960        84,108         140,588        136,054         129,205        122,760
                                      ___________   ___________     ___________    ___________     ___________    ___________
    Interest Charges
       Long-term debt                     11,514        11,123          23,373         22,264          46,454         43,000
       Other                                 892         1,156           1,498          1,434           2,827          2,927
                                      ___________   ___________     ___________    ___________     ___________    ___________
                                          12,406        12,279          24,871         23,698          49,281         45,927
                                      ___________   ___________     ___________    ___________     ___________    ___________
    Net Income                            73,554        71,829         115,717        112,356          79,924         76,833
    Dividends on Preferred Stock              89            92             178            185             358            371
                                      ___________   ___________     ___________    ___________     ___________    ___________
    Income Available for
       Common Stock                  $    73,465   $    71,737     $   115,539   $    112,171     $    79,566   $     76,462
                                      ===========   ===========     ===========    ===========     ===========    ===========

    Per Share of Common Stock *      $      1.57   $      1.63     $      2.48   $       2.56     $      1.75   $       1.76
                                      ===========   ===========     ===========    ===========     ===========    ===========
    Dividends Declared per Share
       of Common Stock  *            $     0.338   $     0.330     $     0.675   $      0.660     $     1.335   $      1.306
                                      ===========   ===========     ===========    ===========     ===========    ===========
    Average Common Shares
       Outstanding *                  46,801,765    43,896,577      46,658,774     43,757,780      45,492,862     43,475,172
                                      ===========   ===========     ===========    ===========     ===========    ===========


    * Restated for three for two stock split effective July 1993.

    See accompanying notes to condensed consolidated financial statements.

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